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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

                                                       State or Jurisdiction    Ownership
                         Name                             of Incorporation      Percentage
                         ----                          ---------------------    ----------
                Prize Operating Company                      Delaware              100%
                Prize Energy Resources, L.P.                 Delaware              100%
                PEC (Delaware), Inc.                         Delaware              100%
                Oklahoma Gas Processing, Inc.                Delaware              100%